CONSENT OF INDEPENDENT AUDITORS

SMALLCAP World Fund, Inc.:

We consent to (a) the use in this Post-Effective Amendment No. 11 to Registration Statement
No. 33-32785 on Form N-1A of our report dated October 23, 1995 appearing in the Financial Statements, which are included in Part B, the Statement of Additional Information of such Registration Statement, (b) the reference to us under the heading "General Information" in such Statement of Additional Information, and
(c) the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE llp
November 27, 1995